CERTIFICATE
                                       OF
              DECREASE IN AUTHORIZED SHARES PURSUANT TO NRS 78.207
                                       OF
                             OPAL TECHNOLOGIES, INC.

     We, the undersigned President and Secretary of Opal Technologies, Inc. do hereby certify that:

     1. The Board of Directors of said corporation, on June __, 1997, adopted a resolution decreasing the authorized and outstanding shares of common stock by means of a 1- for-10 reverse stock split in accordance with the provisions of NRS 78.207, and subsequently reauthorizing the Common Stock and Preferred Stock at the amounts authorized prior to the reverse stock split.

     2. (a) The number and par value of authorized shares before the change is as follows:

               (i) Common Stock - 49,000,000 shares authorized; $0.001 par value.

               (ii) Preferred Stock - 1,000,000  shares  authorized;  $0.001 par value;

          (b) The number and par value of authorized shares after the reverse stock split is as follows:

               (i) Common Stock - 4,900,000 shares authorized; $0.001 par value.

               (ii) Preferred  Stock - 100,000  shares  authorized;  $0.001  par value;

          (c)  The  number  and  par  value  of  authorized   shares  after  the
          reauthorization , and currently is as follows:

               (i) Common Stock - 49,000,000 shares authorized; $0.001 par value.

               (ii) Preferred Stock - 1,000,000  shares  authorized;  $0.001 par value;

          (d) One-tenth (.10) of a share of common stock shall be issued pursuant to the change for each issued share of common stock prior to the change.

          (e) No fractional shares shall be issued pursuant to the change. In lieu of fractional shares, each fractional share otherwise issuable shall be rounded up to the nearest whole share.

          (f) No approval of stockholders is required pursuant to NRS 78.207.


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          (g) The effective date of the change is June __, 1997.

          Dated: June __, 1997


                                            Opal Technologies, Inc.


                                            By:
                                               ---------------------------------
                                                Scott Crawford, President


                                            By:
                                               ---------------------------------
                                                Karen Pollino, Secretary


STATE OF             )
                     )
COUNTY OF            )


     On June __, 1997 personally appeared before me, a Notary Public, Scott Crawford, who acknowledged that he executed the above document as President of Opal Technologies, Inc.


                                                  ------------------------------
                                                  Notary Public









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